UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 20, 2026
Date of Report (date of earliest event reported)

LISATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33650	22-2343568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(ZipCode)
(908) 842-0100
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LSTA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
Term Sheet
On January 20, 2026, Lisata Therapeutics, Inc., a Delaware corporation (the “Company” or “Lisata”), entered into a binding term sheet (the “Term Sheet”) with Kuva Labs Inc., a Delaware corporation (“Kuva”), pursuant to which Kuva and Lisata agreed to negotiate in good faith and enter into a customary purchase agreement to consummate a negotiated acquisition of Lisata by Kuva (the “Purchase Agreement”) whereby Kuva will commence a tender offer to purchase, on a fully-diluted basis, all of the outstanding shares of common stock of Lisata (the “Shares”) at a price of $4.00 per Share in cash (the “Offer”). Following the completion of the Offer, Kuva will complete a short-form merger with Lisata under Section 251(h) of the Delaware General Corporation Law (the “Merger”). As a result of the Merger, all Shares not tendered in the Offer, other than Rollover Shares (as defined below), will be exchanged for $4.00 per share in cash. In addition to the consideration of $4.00 per Share, each Share tendered in the Offer or exchanged in the Merger will also be entitled to receive two (2) non-tradeable contingent value rights (CVRs), payable as follows: (1) $1.00 per Share within 12 months of the date on which rights to certepetide in the Greater China region revert to Lisata; and (2) $1.00 per Share upon filing of an NDA or similar registration document for approval to commercialize certepetide in any indication in any jurisdiction.
The Board of Directors of Lisata (the “Board”) unanimously determined that the Term Sheet and the transactions contemplated therein, including the Offer and the Merger (as defined below), are advisable, fair to and in the best interests of Lisata and its stockholders, and declared it advisable for Lisata to enter into the Term Sheet and negotiate in good faith and enter into a Purchase Agreement for the consummation of the transactions contemplated therein.
Pursuant to the Term Sheet, Kuva may in its discretion, after consulting with Lisata, discuss and agree with certain stockholders of Lisata that Shares held by such Lisata stockholders (“Rollover Shares”) will not be tendered in the Offer or exchanged in the Merger and instead will be contributed to Kuva in exchange for equity interests in Kuva. For so long as the Term Sheet has not been terminated, Lisata has waived any standstill, confidentiality or other restrictions currently in effect that would otherwise prohibit Kuva from entering into such discussions and agreements with Lisata stockholders solely for the purpose of and to the extent necessary for Kuva to engage in such discussions and entering into such agreements. Other than pursuant to the Purchase Agreement or as expressly contemplated by the Term Sheet, for 12 months from the date hereof, Kuva shall not directly or indirectly (x) acquire beneficial ownership (or the substantial equivalent) of any securities of Lisata, (y) seek to or engage in a business combination, tender offer, change of control transaction, or proxy solicitation with respect to Lisata, or (z) initiate any stockholder proposal or convene a stockholders' meeting of or involving Lisata, without, in any such cases, the prior written consent of the Lisata Board of Directors. The foregoing standstill shall be inoperative and of no force or effect if the Term Sheet is terminated, other than a termination by Lisata due to Kuva’s failure to enter into the Purchase Agreement on terms and conditions materially consistent with the Term Sheet by February 27, 2026 (other than any such failure as a result of a Permitted Exception (as defined below)).
Kuva has represented that the Offer and the Merger will not be conditioned on financing and has obtained funding commitments from third party investor(s) sufficient to cover all of its obligations under the Purchase Agreement, which commitments remain subject to completion of diligence and negotiation of definitive terms. Prior to execution of the Purchase Agreement, Kuva has agreed to provide bona fide funding commitments from third party investor(s) sufficient to cover all of its obligations under the Purchase Agreement.
The Term Sheet further provides that entry into the Purchase Agreement remains subject to negotiation of customary definitive agreements reasonably acceptable to each party on terms and conditions materially consistent with the Term Sheet. Under the Purchase Agreement, the Offer and the Merger will be subject to customary closing conditions for a transaction of this nature. Kuva will be required to close on the Offer so long as there shall be validly tendered a number of Shares that represents (and will represent immediately following the consummation of the Offer) at least a majority of the aggregate voting power of all Shares then outstanding.
Upon the execution of the Term Sheet, Lisata agreed that until the earlier of (x) thirty (30) days from the date hereof and (y) entry into the Purchase Agreement (which Purchase Agreement will contain a customary no-shop covenant subject to a fiduciary out as described below) (the “Exclusivity Period”), it will not solicit, initiate, engage in or encourage the submission of any discussions, negotiations, proposals, or offers, with respect to a tender offer, merger, business combination, sale of shares, sale of its assets or any other transaction that would prevent or impede the completion of the transaction contemplated herein (a “Competing Transaction”). The Exclusivity Period may be extended upon mutual written agreement of Lisata and Kuva.
Notwithstanding the foregoing, if Lisata receives during the Exclusivity Period a bona fide, unsolicited written proposal for a Competing Transaction, and the Lisata Board of Directors determines in good faith after consultation with Lisata’s outside legal counsel and financial advisors that such proposal is superior to the Offer or would reasonably be expected to result in a proposal that is superior to the Offer, and, in each case, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law, then Lisata may furnish nonpublic information to the person making such proposal and its representatives and engage in discussions or negotiations with such person with respect to such proposal. Lisata shall promptly notify Kuva of the receipt of any proposal for a Competing Transaction, or any inquiry or request for nonpublic information relating to Lisata by any person who has made or would reasonably be expected to make a proposal for a Competing Transaction. Lisata will have the right to terminate the Purchase Agreement for a bona fide superior proposal prior to the closing of the Offer, subject to payment of the Breakup Fee (as described below) to Kuva. Kuva will have the right to match any superior proposal received by Lisata from a third party before the board of directors of Lisata may exercise its fiduciary out.
In consideration for the considerable time, effort and expense to be undertaken by the parties in connection with the transaction contemplated by the Term Sheet, the parties agreed as follows:
•if Kuva fails to enter into the Purchase Agreement on terms and conditions materially consistent with the Term Sheet by February 27, 2026, other than as a result of a Permitted Exception, and Lisata has confirmed in writing three business days prior to such time that entry into the Purchase Agreement has been approved by its board of directors and it is prepared to enter into the Purchase Agreement on terms and conditions materially consistent with the Term Sheet and remains prepared to into the Purchase Agreement on terms and conditions materially consistent with the Term Sheet at such time, then Kuva shall pay Lisata a breakup fee in the amount of $2,000,000 in cash (the “Breakup Fee”); and
•if Lisata fails to enter into the Purchase Agreement on terms and conditions materially consistent with the Term Sheet by February 27, 2026, other than as a result of a Permitted Exception, and Kuva has confirmed in writing three business days prior to such time that it is prepared to enter into the Purchase Agreement on terms and conditions materially consistent with the Term Sheet and remains prepared to into the Purchase Agreement on terms and conditions materially consistent with the Term Sheet at such time, then Lisata shall pay Kuva the Breakup Fee;
•if Lisata terminates the Term Sheet to enter into an agreement providing for a Competing Transaction, then Lisata shall pay Kuva the Breakup Fee.
“Permitted Exception” means (i) the party invoking the Permitted Exception determines in good faith that it is not willing to enter into the Purchase Agreement because the other party is insisting that the Purchase Agreement include terms (other than any terms that are expressly set forth in the Term Sheet) that are not commercially reasonable or (ii) in the event that Kuva invokes the Permitted Exception, (A) the information included in Lisata’s SEC filings or other diligence information provided by Lisata prior to the entry in to the Term Sheet is materially inaccurate, (B) Lisata materially breaches its agreements under the Term Sheet or (C) there is a “Material Adverse Effect” on Lisata. “Material Adverse Effect” shall mean any effect that, considered together with all other effects, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Lisata; provided, however, that effects arising or resulting from the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) general business, political or economic conditions generally affecting the industry in which Lisata operates, (b) acts of war, the outbreak or escalation of armed hostilities, acts of terrorism, earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics (including COVID-19 and any evolutions or mutations thereof) and related or associated epidemics, disease outbreaks or quarantine restrictions, (c) changes in financial, banking or securities markets, (d) any change in the stock price or trading volume of Lisata common stock (it being understood, however, that any effect causing or contributing to any change in stock price or trading volume of such common stock may be taken into account in determining whether a Material Adverse Effect has occurred, unless such effects are otherwise excepted from this definition), (e) the failure of Lisata to meet internal or analysts’ expectations or projections or the results of operations of Lisata, (f) any changes in or affecting clinical trial programs or studies conducted by or on behalf of Lisata or its subsidiaries, including any adverse data, event or outcome arising out of or related to any such programs or studies, (g) the termination of the Exclusive License and Collaboration Agreement with Qilu Pharmaceutical, (h) any change in, or any compliance with or action taken for the purpose of complying with, any law or GAAP (or interpretations of any law or GAAP), (i) the announcement of the Term Sheet or the pendency of the contemplated transactions, (j) any reduction in the amount of Lisata’s cash and cash equivalents as a result of expenditures made by Lisata which are not in violation of the interim operating covenant described below, or (k) resulting from the taking of any action required to be taken by the Term Sheet.
In the event that the parties enter into the Purchase Agreement and (i) the Purchase Agreement is terminated (A) by Lisata for a bona fide superior proposal, (B) by Kuva due to a Lisata change of board recommendation or (C) by either party due to the failure of a condition to the Offer being satisfied and, at such time, either there has been a Lisata change of board recommendation, then Lisata shall pay to Kuva the Breakup Fee or (ii) the Purchase Agreement is terminated due to Kuva’s failure to complete the Offer and the Merger when the conditions have otherwise been satisfied, then Kuva shall pay Lisata the Breakup Fee.
The parties further agreed that from the time of entry into the Term Sheet until entry into the Purchase Agreement, Lisata’s monthly spend shall not exceed its average monthly spend for the 2025 fiscal year, excluding (i) expenses related to the Purchase Agreement and the Merger, (ii) any payments relating to D&O insurance, (iii) any compensation or other employee payments payable pursuant to existing agreements and/or Lisata’s policies, (iv) expenses related to any unforeseen regulatory or legal compliance issues and (v) any payments related to existing clinical studies.
Lisata agreed that from the time of entry into the Term Sheet until entry into the Purchase Agreement, and from the entry into the Purchase Agreement until the closing of the transaction or the termination of the Purchase Agreement, Lisata shall not issue any equity securities (including options and RSUs), and shall not enter into any change of control, transaction, retention or similar bonus arrangements.
Except as expressly provided in the Purchase Agreement (if agreed and executed), or otherwise agreed to by the parties in writing, each party shall bear its own costs, fees and expenses in connection with the transactions contemplated by the Purchase Agreement (the “Transactions”), due diligence, and all other costs, fees and expenses in connection with the Transactions and activities contemplated by the Term Sheet.
The Term Sheet shall expire on February 28, 2026 unless extended by mutual written agreement of Lisata and Kuva. Lisata may terminate the Term Sheet at any time in order to enter into a binding agreement providing for a Competing Transaction, provided that (i) Lisata has provided Kuva five business days advance notice of its intention terminate the Term Sheet, (ii) concurrently with such termination, Lisata pays Kuva the Breakup Fee and (iii) concurrently with the termination of the Term Sheet, Lisata enters into a binding agreement providing for a Competing Transaction.
The foregoing description of the Term Sheet and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Term Sheet, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and which is incorporated herein by reference. The Term Sheet and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Term Sheet. They are not intended to provide any other factual information about Lisata. The representations, warranties and covenants contained in the Term Sheet were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties.
Item 8.01.    Other Events.
Press Release
On January 21, 2026, the Company issued a press release regarding the execution of the Term Sheet. A copy of such press release has been furnished herewith as Exhibit 99.1 to this Report and is incorporated herein by reference.
Additional Information and Where to Find It
The tender offer described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to buy shares of Lis’s common stock will only be made pursuant to a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Kuva intends to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Kuva and the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “investor relations” section of the Company’s website at www.lisata.com.
INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.
Forward-Looking Statements
The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,”

“expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: statements regarding the planned entry into of the Purchase Agreement and the completion of the transactions contemplated by the Term Sheet and the Purchase Agreement, if executed, and the timing thereof; and expectations regarding the benefits sought to be achieved in the transactions. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business and the proposed transactions, including, without limitation: uncertainties as to the timing of the entry into of the Purchase Agreement, if at all, uncertainties as to the timing and completion of the tender offer and the merger; uncertainties as to the percentage of the Company’s stockholders tendering their shares in the tender offer; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk that stockholder litigation in connection with the transactions contemplated by the Term Sheet may result in significant costs of defense, indemnification and liability; and other risks and uncertainties pertaining to the Company’s business, including the risks and uncertainties detailed in the Company’s periodic reports it files with the SEC, as well as the tender offer materials to be filed by Kuva and the Solicitation/Recommendation Statement to be filed by the Company in connection with the tender offer.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No	Description

2.1*	Binding Term Sheet, dated January 20, 2026, by and among the Company and Kuva Labs, Inc.

99.1	Press Release issued on January 21, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LISATA THERAPEUTICS, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President & Chief Executive Officer
Dated: January 21, 2026